Exhibit 10.12

GEO HOLDINGS CORP.

[                    ] [    ], [        ]

[                    ]

[                    ]

[                    ]

Re:                               GEO Holdings Corp. (the “Company”)

Grant of Nonqualified Stock Option

Dear [                    ]:

The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an “Option”), as provided below, under the GEO Holdings Corp. Amended and Restated 2004 Stock Option Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference.

1.                                       Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) your theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, your perpetration or attempted perpetration of fraud, or your participation in a fraud or attempted fraud, on the Company or your unauthorized appropriation of, or your attempt to misappropriate, any tangible or intangible assets or property of the Company, (ii) any act or acts of disloyalty, misconduct or moral turpitude by you injurious to the interest, property, operations, business or reputation of the Company or your conviction of a crime the commission of which results in injury to the Company, or (iii) any act that would constitute “Cause” as contemplated by your employment agreement with the Company, if any.

“CHS” shall mean Code Hennessy & Simmons IV LP, a Delaware limited partnership.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board which may be designated by the Board to administer the Plan.  The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under this Agreement shall be vested in and exercised by the Board.

“Common Stock” shall mean the Company’s Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean GEO Holdings Corp., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of GEO Holdings Corp. as such term is defined in Section 424(f) of the Code.

“Disability” shall mean any “Disability” as defined in your employment agreement with the Company, if any; provided, that, for purposes of Section 3(a), the Participant’s condition shall only be treated as a “Disability” if such condition also constitutes a “disability” with the meaning of Section 409(a)(2)(C) of the Code (and under Treasury Regulations or other IRS guidance issued under Section 409A of the Code from time to time).

“Fair Market Value” of each Option Share shall mean the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be determined in good faith by the Board.

“Family Group” shall mean a person’s spouse and descendants (whether natural or adopted), any trust, family limited partnership or other entity that is and remains solely for the benefit of such person and/or such person’s spouse and/or descendants.

“Good Reason” shall mean (i) a material diminution of your title, authority, status or responsibilities or (ii) a material breach by the Company of this Agreement or your employment agreement with the Company; provided, however, that the Company shall have the opportunity to cure the reasons allegedly constituting Good Reason for thirty (30) days following receipt by the Company of a notice of termination from you detailing the alleged Good Reason; provided, further, that if the Company takes actions within such thirty (30) day period that are reasonably expected to cure all detriment otherwise resulting to you from such reasons, then such reasons shall not consititute Good Reason for any purpose hereunder.

“Independent Third Party” means any person or entity, who immediately prior to the contemplated transaction (i) does not own in excess of 10% of the Common Stock on a fully-diluted basis (a “10% Owner”) and (ii) is not controlling, controlled by or under common control with any such 10% Owner.

“Investors” means CHS and CHS Associates IV, a Delaware general partnership.

“Minority Stockholders” shall mean the holders of Common Stock other than the Investors and their Affiliates.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.  Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or the Investors and, to the extent that you are permitted to transfer Option Shares pursuant to Section 14 or 15 hereof, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Public Sale” means any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Sale of the Company” shall mean (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof (including without limitation, any merger, consolidation or other transaction or series of related transactions having the same effect) which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than CHS or its Affiliates, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business) to any Person or group of Persons (as the term “group” is used under the the Securities Exchange Act of 1934, as amended), other than CHS or its Affiliates; provided that, for purposes of Section 3(a), a transaction shall not constitute a Sale of the Company unless it also is a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under Section 409(a)(2)(A)(v) of the Code (and under Treasury Regulations or other IRS guidance issued under Section 409A of the Code from time to time).

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

“Stockholders Agreement” shall mean that certain Stockholders Agreement, dated as of May 18, 2004, by and among the Company and certain investors, as amended from time to time.

2.                                       Option.

(a)                                  Terms.  Your Option is for the purchase of up to [                    ] shares of Common Stock (the “Option Shares”) at a price per share of [                    ] (the “Exercise Price”), payable upon exercise as set forth in Section 2(b) below.  Your Option shall expire at the close of business on [                    ] (the “Expiration Date”), subject to earlier expiration as provided in Section 3(b) or Section 4(b) below. Your Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b)                                 Payment of Option Price.  Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired.  Payment shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

3.                                       Exercisability/Vesting.

(a)                                  Normal Vesting.  Your Option may be exercised only to the extent it has become vested and the vested portion of your Option shall be exercisable only upon the earliest of one or more of the following events: (i) a separation from service with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code, (ii) your death, (iii) your Disability, (iv) the Expiration Date, and (v) a Sale of the Company; provided that, with respect to Options that become exercisable pursuant to clause (i) of this Section 3(a), if you are a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then your Option shall become exercisable six months after the separation from service.  Each event specified in clauses (i) through (v) of this Section 3(a)(i) is intended to constitute a “date specified under the plan” within the meaning of Treasury Regulation § 1.409A-3(d).  Your Option shall vest and become exercisable with respect to your Option Shares in accordance with the following schedule:

CUMULATIVE PERCENTAGE OF
DATE	OPTION VESTED ON SUCH DATE

1st Anniversary of the date hereof	25.00%
2nd Anniversary of the date hereof	50.00%
3rd Anniversary of the date hereof	75.00%
4th Anniversary of the date hereof	100.00%

if and only if you have been continuously employed by the Company from the date of this Agreement through each such anniversary date.

(b)                                 Effect on Vesting in Case of Employment Termination.  Notwithstanding Section 3(a) above and subject to Section 4 below, unless otherwise determined by the Committee, if your employment terminates other than as a result of your resignation or your discharge by the Company for Cause, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company ceased, and any portion of your Option that was not vested and exercisable on such date shall expire and be forfeited.  If you resign or are discharged by the Company for Cause, all of your Option not previously exercised shall expire and be forfeited whether exercisable or not.  The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company.

(c)                                  Acceleration of Vesting on Sale of the Company.  If you have been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of your outstanding Option which has not become vested at the date of such event shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company.  In any event, any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board.

(d)                                 Section 409A.  The permitted exercise of your Option specified in Sections 3 and 4 are intended to comply with the provisions of Section 409A(a)(2) of the Code.  The Company may reduce or expand the period of time following an event in which the vested portion of your Option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Section 409A(a)(2) of the Code.  In addition, the Company may (but shall be under no obligation to) make any other changes to this Option Agreement it determines are necessary to comply with the provisions of Section 409A(a)(2) of the Code.

4.                                       Expiration of Option.

(a)                                  Normal Expiration.  Your Options shall be exercisable only upon one or more of the events described in Section 3(a) above and, except as set forth in Section 4(b), to the extent not exercised in accordance with Section 3(a) upon the occurrence of such event, the Option shall immediately terminate and cease to be exercisable.

(b)                                 Early Expiration Upon Termination of Employment.  Except as otherwise provided herein, any portion of your Option that was not vested and exercisable as of the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable as of the date your employment with the Company terminated shall also expire and be forfeited; provided that:

(i)                                     if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 180 days from the date of your death or Disability, but in no event after the earlier of (A) the Expiration Date and (B) the later of the last day of the calendar year in which the event permitting exercise occurs and the 15th day of the third month following the date on which the event permitting exercise occurs,

(ii)                                  if you retire (with the approval of the Committee or the Board), the portion of your Option that is vested and exercisable shall expire 90 days from the date of your retirement, but in no event after the (i) earlier of (A) the Expiration Date and (B) the later of the last day of the calendar year in which the event permitting exercise occurs and the 15th day of the third month following the date on which the event permitting exercise occurs, and

(iii)                               if you are discharged by the Company other than for Cause, the portion of your Option that is vested and exercisable shall expire (A) 90 days from the date of your discharge if you have been employed for a period of up to five (5) years, (B) 180 days from the date of your discharge if you have been employed for a period of up to five (5) years and one day to ten (10) years, and (C) 365 days from the date of your discharge if you have been employed for a period greater than (10) years, but in no event after the earlier of (X) the Expiration Date and (Y) the later of the last day of the calendar year in which the event permitting exercise occurs and the 15th day of the third month following the date on which the event permitting exercise occurs.

5.                                       Procedure for Exercise.  You may exercise all or any portion of your Option, to the extent it has vested and is exercisable under Section 3(a), by delivering written notice to the Company (to the attention of the Company’s Secretary) and your written acknowledgement that you have reviewed and have been afforded an opportunity to ask questions of management of the Company with respect to all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 2(b) above.  As a condition to any exercise of your Option, you shall (a) permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, (b) make all customary investment representations which the Company requires and, (c) if required by the Company, sign and agree to become bound by any other agreement(s) to which all or substantially all of the Company’s stockholders are party.

6.                                       Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.  You represent and warrant that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others.  You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (b) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.  You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

7.                                       Non-Transferability of Option.  Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution.  During your lifetime only you (or your guardian or legal representative) may exercise your Option.  In the event of your death, your Option may be exercised only (a) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (b) to the extent that you were entitled hereunder at the date of your death.

8.                                       Conformity with Plan.  Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

9.                                       Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein.  Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in Section 11 below.

10.                                 Withholding of Taxes.  The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

11.           Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.  The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

12.           Right to Purchase Option Shares Upon Your Termination of Employment.

(a)           Repurchase of Option Shares.  If your employment with the Company shall terminate, including upon your death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the “Termination Date”), then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of this Section 12 and Section 13 hereof (the “Repurchase Option”).

(b)           Repurchase by Company.  The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the “Repurchase Notice”) to you or any other holders of the Option Shares within 13 months after the Termination Date.  The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice.  If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole share).

(c)           Repurchase by Investors.  If for any reason the Company does not elect to purchase all of the Option Shares pursuant to the Repurchase Option, then the Investors shall be entitled to exercise the Company’s Repurchase Option in the manner set forth in this Section 12 for all or any portion of the number of Option Shares the Company has not elected to purchase (the “Available Shares”).  As soon as practicable after the Company has determined that there shall be Available Shares, but in any event within 13 months after the Termination Date, the Company shall deliver written notice (the “Option Notice”) to the Investors setting forth the number of Available Shares and the price for each Available Share.  The Investors may elect to purchase any number of Available Shares by delivering written notice to the Company within 20 days after receipt of the Option Notice from the Company.  As soon as practicable, and in any event within five days after the expiration of such 20-day period, the Company shall notify you and any other holder(s) of Option Shares as to the number of Option Shares being purchased from you by the Investors (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to you and such other holder(s) of Option Shares, the Investors shall also receive written notice from the Company setting forth the number of shares they are entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(d)           Closing of Repurchase of Option Shares.  The purchase of Option Shares pursuant to this Section 12 shall be closed at the Company’s executive offices within 60 days after the expiration of the 13 months period referred to in Section 12(b).  At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in Section 13(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers.  Any purchaser of Option Shares under this Section 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers’ signatures to be guaranteed by a national bank or reputable securities broker.

13.           Purchase Price for Option Shares.

(a)           Purchase Price.  The purchase price per share to be paid for the Option Shares purchased by the Company and the Investors pursuant to Section 12 shall be equal to the Fair Market Value of such Option Shares as of the Termination Date; provided that if your employment with the Company terminates due to a resignation by you without Good Reason or your discharge by the Company for Cause, then the purchase price per share to be paid for the Option Shares purchased by the Company and the Investors pursuant to Section 12 shall be equal to the lower of (i) the Exercise Price of such Option Shares or (ii) the Fair Market Value of such Option Shares as of the Termination Date.

(b)           Manner of Payment.  If the Company purchases all or any portion of such Option Shares, including Option Shares held by one or more transferees, then the Company shall pay for such Option Shares by check or wire transfer of funds; provided that, if such cash payment would (i) cause the Company to violate state or federal securities laws, or the General Corporation Law of the State of Delaware, or (ii) cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or any other material agreement ((i) and (ii) are collectively referred to as the “Reasons for Deferral”), then the Company shall have the right to pay such amount within 30 days after no Reason for Deferral exists so long as the Company also pays interest at the “prime rate” as listed in The Wall Street Journal in its “Money Rates” section on the Date of Termination (or if no such rate is published on such date, on the latest preceding date on which such rate is published) for the deferral period at the time when such payment is made.  Alternatively, if and to the extent any such laws or restrictions prohibit the repurchase of Option Shares hereunder for cash, the Company may, at its sole option, repurchase such Option Shares, in which case the amount of the purchase price which is not able to be paid in cash shall be paid for by the issuance of a subordinated promissory note, which, subject to the approval of the senior lender(s) of the Company, shall be payable as soon as the Company is permitted to pay such note under such laws or restrictions and shall bear interest (payable annually) at a rate per annum equal to the “prime rate” as listed in The Wall Street Journal in its “Money Rates” section on the date such note is issued.  If the Investors elect to purchase all or any portion of the Available Shares, the Investors shall pay for such Option Shares by certified check or wire transfer of funds.

14.           Restrictions on Transfer.

(a)           Transfer of Option Shares. The holders of Option Shares shall not sell, transfer, assign, pledge, or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any interest in any Option Shares without the prior written consent of the Company, except pursuant to (i) a Sale of the Company, (ii) a repurchase pursuant to Sections 12 and 13 above or (iii) the provisions of Section 14(b) hereof.

(b)           Certain Permitted Transfers.  The restrictions set forth in this Section 14 shall not apply with respect to any Transfer of Option Shares made (i) pursuant to applicable laws of descent and distribution or to such person’s legal guardian in case of any mental incapacity or among such person’s Family Group, or (ii) at such time as the Investors sell Common Shares in a Public Sale, but in the case of this clause (ii) only to extent of the number of Option Shares held by you multiplied by a fraction, the numerator of which is the number of Common Shares sold by the Investors in such Public Sale and the denominator of which is the total number of Common Shares held by the Investors prior to the Public Sale; provided, that the restrictions contained in this Section 14 will continue to be applicable to the Option Shares after any Transfer of the type referred to in clause (i) and the transferees of such Option Shares will agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this Section 14(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Option Shares pursuant to this Section 14(b), you will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)           Termination of Restrictions. The restrictions set forth in this Section 14 will continue with respect to each Option Share until the earlier of (i) the date on which such Option Share has been transferred in a Public Sale in compliance with the terms hereof, (ii) the date on which such Option Share is repurchased pursuant to Section 12 and 13 above and (iii) the consummation of a Sale of the Company.

15.           Sale of the Company.

(a)           If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company to an Independent Third Party (an “Approved Sale”), each holder of Option Shares entitled to vote thereon shall vote for, consent to and raise no objections against such Approved Sale.  If the Approved Sale is structured as a (i) merger or consolidation, each holder of Option Shares shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Option Shares shall agree to sell all of his Option Shares and rights to acquire equity securities of the Company on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding; provided that such terms and conditions are no less favorable to the Minority Stockholders than the terms and conditions applicable to CHS and its Affiliates and; provided further that CHS may require you to sell the same percentage of your securities as CHS is selling of its securities, on the same terms as CHS and its Affiliates.  Each holder of Option Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Company.

(b)           The obligations of the holders of Option Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Option Shares (in his, her or its capacity as such) shall have the right to receive the same form of consideration and the same amount of consideration per share for each class of Option Shares held by such holder applicable to each class; (ii) if any holders of a class of Option Shares are given an option as to the form and amount of consideration to be received or any other right or benefit with respect to the Approved Sale, each holder of such class of Option Shares shall be given the same option, right or benefit (other, in the case of clause (i) or this clause (ii), than any option, right or benefit to be received by a stockholder on account of such person’s employment relationship with the Company (e.g., stay bonus, noncompetition agreement, right to reinvest or roll over equity, etc.)); and (iii) each holder of then currently exercisable rights to acquire shares of a class of Option Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Option Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Option Shares received by holders of such class of Option Shares in connection with the Approved Sale less the exercise price per share of such class of Option Shares of such rights to acquire such class of Option Shares by (2) the number of shares of such class of Option Shares represented by such rights.

(c)           Each stockholder will bear his, her or its pro rata share (based upon the number of shares of Common Stock to be sold) of the reasonable out-of-pocket costs of any sale of Option Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all such holders of the Company’s capital stock and are not otherwise paid by the Company or the acquiring party.  Costs incurred by the holders of the Company’s capital stock on their own behalf will not be considered costs of the Approved Sale.  Each person transferring Option Shares pursuant to an Approved Sale shall be obligated, severally, not jointly, to join on a pro rata basis (based on the number of shares of Common Stock to be sold) in any indemnification or other obligations that are part of the terms and conditions of the Approved Sale (other than any such obligations that relate specifically to a particular stockholder, such as indemnification with respect to representations and warranties given by a stockholder regarding such stockholder’s title to and ownership of Option Shares) (the “Company Indemnity Obligations”).  Notwithstanding the foregoing, no stockholder shall be obligated in connection with any Approved Sale to agree to indemnify or hold harmless the transferees with respect to Company Indemnity Obligations in an amount in excess of the net proceeds paid to such stockholder in connection with the Approved Sale.

(d)           In the event of a sale or exchange by the holders of the Company’s capital stock of all or substantially all of the Company’s capital stock by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise, including an Approved Sale, the Company and each holder of Option Shares shall take all necessary and desirable actions in order that each holder of Option Shares shall receive in exchange for such holder’s Option Shares the same portion of the aggregate consideration from such sale or exchange that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such sale or exchange.

(e)           If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company.  If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

(f)            In order to secure each the obligation of each holder of Option Shares to vote his Option Shares entitled to vote thereon and other voting securities of the Company in accordance with the provisions of this Section 15, each holder of Option Shares who is an individual hereby appoints each CHS Director (as defined in the Stockholders Agreement, and as in effect from time to time) as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Option Shares and other voting securities of the Company for the matters expressly provided for in this Section 15.  Each CHS Director may exercise the irrevocable proxy granted to him hereunder at any time any holder of Option Shares who is an individual fails to comply with the provisions of this Section 15.  The proxies and powers granted by each holder of Option Shares who is an individual pursuant to this Section 15(f) are coupled with an interest and are given to secure the performance of the obligations of such holder of Option Shares under this Section 15.  Such proxies and powers shall be irrevocable and shall survive the death, incompetency, disability or bankruptcy of such holder of Option Shares and the subsequent holders of his, her or its Option Shares.

16.           Additional Restrictions on Transfer.

(a)           Restrictive Legend.  The certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                 , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND AND AN EXECUTIVE OF THE COMPANY, DATED AS OF                          ,         , A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)           Opinion of Counsel.  You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

(c)           Holdback.  You agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Option Shares or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days before and the 90-day period (but in the case of the Company’s initial public offering, the 180-day period) beginning on the effective date of any underwritten public offering of the Company’s equity securities (or such longer or shorter period (but not in excess of 180 days) as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Standoff Period”), except as part of such underwritten registration if otherwise permitted.  In addition, you agree to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 16(c).  The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

17.           Remedies.  The parties hereto (and the Investors as third-party beneficiaries) shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and any Investor as a third-party beneficiary) shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

18.           Amendment.  Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company; provided that no provision of Section 1, 12, 13, 14, 15, 16 or 17 or of this Section 18 may be amended or waived without the prior written consent of the Investors.

19.           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

20.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

21.           Counterparts.  This Agreement may be executed simultaneously in any number of counterparts and may be delivered by means of facsimile or comparable electronic transmission, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

22.           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

23.           Governing Law.  The corporate law of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Illinois.

24.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.  Such notices, demands and other communications shall be sent to you and to the Company and the Investors at the addresses indicated below:

If to the Optionee:

[                    ]

[                    ]

[                    ]

If to the Company:

GEO Holdings Corp.

c/o Gundle/SLT Environmental, Inc.

19103 Gundle Road

Houston, TX  77073

Attention:  President

with copies to:

Code Hennessy & Simmons LLC

10 South Wacker Drive, Suite 3175

Chicago, IL  60606

Attention:  Daniel J. Hennessy and Marcus J. George

and

Kirkland & Ellis LLP

300 North LaSalle Drive

Chicago, IL  60654

Attention:  Kevin R. Evanich, P.C.

If to either Investor:

c/o Code Hennessy & Simmons LLC

10 South Wacker Drive, Suite 3175

Chicago, IL  60606

Attention:  Daniel J. Hennessy and Marcus J. George

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Drive

Chicago, IL  60654

Attention:  Kevin R. Evanich, P.C.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

25.                                 Third-Party Beneficiary.  The Company and you acknowledge that the Investors are third-party beneficiaries under this Agreement.

26.                                 Rule 701 Compensation. The Company and you acknowledge and agree that this Agreement has been executed and delivered, and the Option has been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and you and not a part of a capital raising effort of the Company. The grant of the Option hereunder and any issuance of Option Shares upon exercise of the Option are intended to qualify as an exempt offering under Rule 701 of the Securities Act.

27.                                 Entire Agreement.  This Agreement and the Plan constitute the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company (other than any written Executive Securities Agreement executed by the Company to which you are a party, if any).  If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

*     *     *     *     *

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

GEO HOLDINGS CORP.

By:
Name:
Title:

Enclosures:	(1)	Extra copy of this Agreement
	(2)	Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of	OPTIONEE

Name:

CONSENT

The undersigned spouse of [                    ] hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents.  I am aware that the Agreement provides for the repurchase of my spouse’s shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock.  I agree that my spouse’s interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

[Spouse]

Witness